FOR IMMEDIATE RELEASE

CONAGRA FOODS TO SELL REFRIGERATED

MEATS BUSINESSES TO SMITHFIELD FOODS FOR $575 MILLION

Sale includes Butterball, Eckrich and Armour brands

OMAHA, Neb., July 31, 2006 — ConAgra Foods, Inc. (NYSE: CAG), one of America’s leading packaged food companies, announced today that it has signed a definitive agreement to sell its refrigerated meats businesses to Smithfield Foods (NYSE: SFD). Under the agreement, ConAgra Foods will receive $475 million in cash, subject to adjustments in working capital, and $100 million in Smithfield Foods stock not subject to any sale restrictions, less transaction costs.

The sale includes the Butterball, Eckrich, Armour, LunchMakers, Margherita, and Longmont brands, as well as most of the associated assets including plants and inventory. The combined annual sales for the refrigerated meats businesses are about $1.8 billion; results for these businesses are classified as discontinued operations. Products are sold to retailer grocers, delis, restaurants and other food service establishments.

“This sale is a significant milestone for ConAgra Foods, and part of an ongoing process to simplify our operations and to focus our efforts on areas of our portfolio where we have the greatest opportunities,” said Gary Rodkin, ConAgra Foods president and chief executive officer. “It is a key catalyst in our plans and allows rapid progress on cost initiatives needed to fuel our future growth. I am delighted we were able to reach an agreement well in advance of our estimated timetable and for a fair value.” Proceeds from this and other previously announced divestitures could be used for a number of alternatives, including reducing debt and repurchasing shares.

Consistent with plans announced in February concerning the sale, the company confirmed that it will retain the Hebrew National brand and products, Brown ‘N Serve frozen sausage, as well as its Slim Jim and Pemmican meat snacks because of their strong brand equities, fit and growth potential within the company’s overall portfolio.

The transaction is subject to Hart-Scott-Rodino antitrust clearance and other customary closing conditions. The transaction is expected to be completed during Smithfield’s fiscal second quarter which ends October 30, 2006.

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CONAGRA FOODS

ConAgra Foods Inc. (NYSE: CAG) is one of North America’s largest packaged food companies, serving consumer grocery retailers, as well as restaurants and other foodservice establishments. Popular ConAgra Foods consumer brands include: Banquet, Chef Boyardee, Egg Beaters, Healthy Choice, Hebrew National, Hunt's, Marie Callender's, Orville Redenbacher's, PAM and many others. For more information, please visit us at www.conagrafoods.com.

With sales of $11 billion, Smithfield is a leading processor and marketer of fresh pork and processed meats in the United States, as well as the largest producer of hogs. For more information, please visit www.smithfieldfoods.com.

Note on Forward-Looking Statements:

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. Readers of this release should understand that these statements are not guarantees of performance or results. Many factors could affect the company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things, future economic circumstances, industry conditions, company performance and financial results, availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, access to capital, actions of governments and regulatory factors affecting the company’s businesses and other risks described in the company’s reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this release, which speak only as of the date made.